UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF
1934

Date of Report (Date of earliest event reported): May 22, 2025

OMNICELL, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-33043	94-3166458
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4220 North Freeway

Fort Worth, TX 76137

(Address of principal executive offices, including zip code)

(877) 415-9990

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	OMCL	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01    Regulation FD Disclosure.

On May 22, 2025, Omnicell, Inc. (“Omnicell” or the “Company”) issued a press release updating its second quarter and full year 2025 guidance, and announcing that the Board of Directors (the “Board”) of the Company authorized a new stock repurchase program providing for the repurchase of up to $75.0 million of the Company’s common stock, with no expiration date (the “2025 Repurchase Program”). The 2025 Repurchase Program is in addition to the stock repurchase program approved by the Board on August 2, 2016 providing for the repurchase of up to $50.0 million of the Company’s common stock (the “2016 Repurchase Program”). As of March 31, 2025, the maximum dollar value of shares that may yet be purchased under the 2016 Repurchase Program was $2.7 million.

The timing, price and volume of repurchases are to be based on a variety of factors, including market conditions, relevant securities laws and regulatory requirements, and other corporate considerations, as determined by the Company’s management. Stock repurchases may be made from time to time on the open market, through block trades, in privately negotiated transactions, accelerated or other structured stock repurchase programs, or pursuant to a Rule 10b5-1 plan. The stock repurchase programs do not obligate the Company to repurchase any specific number of shares, and the Company may terminate or suspend the repurchase programs at any time.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Document
99.1	Press release entitled “Omnicell Expects Improved Profitability, Updates Second Quarter and Full Year 2025 Profit Outlook and Announces a New Stock Repurchase Program” dated May 22, 2025

104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

OMNICELL, INC.

Date: May 22, 2025	/s/ Nchacha Etta
Nchacha E. Etta
Executive Vice President and Chief Financial Officer